Exhibit 99.1

NYSE: WMB and WPZ
Date:    April 6, 2006
Williams Partners L.P. Agrees to Acquire Partial Interest in Four Corners from Williams
     TULSA, Okla. — Williams (NYSE:WMB) and Williams Partners L.P. (NYSE:WPZ) today announced that Williams Partners has agreed to acquire for $360 million a 25.1 percent interest in Williams’ Four Corners LLC subsidiary, which at closing will own certain gathering, processing and treating assets in the Four Corners area.
     The transaction is expected to be accretive to adjusted EBITDA for Williams Partners and its equity investments on a per-unit basis for Williams Partners’ unitholders. For 2005, the adjusted EBITDA attributable to a 25.1 percent interest in Williams Four Corners LLC totaled $38.4 million.
     A table reconciling net income to adjusted EBITDA is included at the end of this press release. Also, a definition for adjusted EBITDA is included in the body of this release.
     Williams Partners plans to finance its payment of the cash purchase price through a combination of debt and equity. The transaction, subject to standard closing conditions, is expected to close in the second quarter.
     “Situated in the prolific San Juan Basin, the Four Corners system is one of the largest integrated natural gas-gathering systems in the country,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “This planned acquisition of these proven assets, which consistently have generated significant free cash flow for Williams’ Midstream business unit, will grow and diversify the partnership’s sources of cash flow.”
     Assets comprising the Four Corners system include:
▪	a 3,500-mile natural gas gathering system in the San Juan Basin in New Mexico and Colorado with capacity of 2 billion cubic feet per day;

▪	the Ignacio natural gas processing plant in Colorado and the Kutz and Lybrook natural gas processing plants in New Mexico, which have a combined processing capacity of 760 million cubic feet per day; and

▪	the Milagro and Esperanza natural gas treating plants in New Mexico, which are designed to remove carbon dioxide from up to 750 million cubic feet of natural gas per day.
     “Contributing assets to our master limited partnership in this way helps drive value-creating growth at Williams,” said Steve Malcolm, chairman, president and chief executive officer. “A transaction like this provides capital to Williams for reinvestment in attractive growth areas, such as the deepwater Gulf of Mexico and Rocky Mountain region.”
     The conflicts committee of the board of directors of the general partner of Williams Partners recommended approval of the purchase and the terms of the transaction, on behalf of Williams Partners. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.
     Related to this transaction, adjusted EBITDA is defined as net income (loss) plus interest (income) expense, depreciation and accretion and includes adjustments for certain non-cash, non-recurring items.
     Lehman Brothers acted as financial advisor to Williams and rendered a fairness opinion to Williams in connection with this transaction.
Williams Four Corners Predecessor
Reconciliation of Non-GAAP “Adjusted EBITDA” to GAAP “Net income”

Year Ended
$ in millions	Dec. 31, 2005
Net income	$113.5
Depreciation	39.0
Cumulative effect of change in accounting principle	0.7

Adjusted EBITDA — 100%	$153.2

Adjusted EBITDA — 25.1% interest	$38.4

About Williams (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.
About Williams Partners L.P. (NYSE:WPZ)
Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com

Contact:	Brad Church
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078

Richard George
Williams (investor relations)
(918) 573-3679
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Certain matters discussed in Williams Partners’ reports, filings, and other public announcements, excluding historical information, include forward-looking statements — statements that discuss Williams Partners’ expected future results based on current and pending business operations. Williams Partners makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “may,” “anticipates,” believes,” “expects,” “planned,” “scheduled,” “could,” “continues,” “estimates,” “forecasts,” “might,” “potential,” “projects,” or similar expressions. Similarly, statements that describe Williams Partners’ future plans, objectives or goals are also forward-looking statements. Although Williams Partners believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties, and risks that may cause future results to be materially different from the results stated or implied in the reports, filings or other public announcements. These risks and uncertainties include, among other things: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells, the success of Williams Partners’ gathering and transportation business depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond Williams Partners’ control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; Williams Partners’ processing, fractionation and storage businesses could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; The Williams Companies, Inc.’s revolving credit facility and Williams’ public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they cannot currently remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; and if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected. When considering these forward-looking statements, investors should keep in mind the risk factors and other cautionary statements in Williams Partners’ reports on Forms 10-K and 10-Q available from Williams Partners’ offices or from Williams Partners’ Web site at http://www.williamslp.com. The forward-looking statements included in Williams Partners’ reports, filings, and other public announcements are only made as of the date of the report, filing or public announcement and Williams Partners undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.